Exhibit 10.1

Portions of this Exhibit 10.1, identified by brackets, have been excluded from this Exhibit because they are both not material and would likely cause competitive harm to the registrant if publicly disclosed. Such information will be disclosed as, if and when required pursuant to Item 402 of Regulation S-K.

Appendix A

Short-Term Incentive Plan

2025 Plan Year Targets and Goals

Incentive Targets

The incentive targets for the 2025 Plan year are set forth in the following table:

2025 Short-Term Incentive Opportunities (% of Base Salary)
Tier	Below Threshold	Threshold (50% of Target)	Target (100%)	Maximum (150% of Target)
CEO	0%	17.5%	35%	52.5%
Tier I	0%	12.5%	25%	37.5%

Tier I includes the following executives: Chief Financial Officer (CFO); Chief Operating Officer (COO); Chief Revenue Officer (CRO); Chief Wealth Officer (CWO); and Chief Credit Officer (CCO).

Performance Goals

For Plan year 2025, the performance goals are return on average assets (ROAA), efficiency ratio, delinquencies as a percentage of total loans, and individual performance based upon the metric indicated for each position in the following table. The following table shows the performance goals at threshold, budget and maximum for Plan year 2025:

Performance Measures	Wt.	2025 Performance Metrics
		Threshold (90% of target performance)[1]	Target (100%)	Maximum (110% of target performance)
ROAA	40%	[ ]%	[_]%	[_]%
Efficiency Ratio (non-GAAP)	20%	[_]%	[_]%	[_]%
Average Delinquencies as % of total loans	20%	[_]%	[_]%	[_]%
Individual Performance	20%
CEO – Corporate Net Income (millions)		$[_]	$[_]	$[_]
CFO – Corporate Net Interest Margin		[_]%	[_]%	[_]%
COO – Corporate Operating Leverage		[_]%	[_]%	[_]%
CRO – Corporate Net Interest Margin		[_]%	[_]%	[_]%
CWO – Wealth Efficiency Ratio		[_]%	[_]%	[_]%
CCO – Non-Performing Assets to Total Assets		[_]%	[_]%	[_]%

Minimum Performance Trigger

For Plan year 2025, the Corporation’s net income must be at least 50% of goal for that year, which is $[_], or the Plan will not pay out any awards, regardless of the performance with respect to the award metrics.

1 Performance goals are net of incentive payouts; only way to get threshold award is if incentive awards are included. Threshold has a floor of the prior year’s actual result.